EXHIBIT 99.1

AutoZone 3rd Quarter Same Store Sales Increase 28.9%; EPS Increases to $26.48

MEMPHIS, Tenn., May 25, 2021 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $3.7 billion for its third quarter (12 weeks) ended May 8, 2021, an increase of 31.4% from the third quarter of fiscal 2020 (12 weeks). Domestic same store sales, or sales for stores open at least one year, increased 28.9% for the quarter.

For the quarter, gross profit, as a percentage of sales, was 52.4%, a decrease of 118 basis points versus the prior year. The decrease in gross margin was primarily driven by the accelerated growth in our Commercial business and our investment in pricing initiatives. Operating expenses, as a percentage of sales, was 30.4% versus 35.9% for last year’s quarter. The decrease in operating expenses, as a percentage of sales, was driven by strong sales growth and approximately $75 million in prior year pandemic related expenses, including Emergency Time-Off (“ETO”) for our AutoZoners.

Operating profit increased 63.4% to $803.5 million. Net income for the quarter increased 73.9% over the same period last year to $596.2 million, while diluted earnings per share increased 84.0% to $26.48 per share from $14.39 per share in the year-ago quarter. The increase in net income was driven by strong topline growth and operating expense leverage.

AutoZone repurchased 663,328 shares of its common stock for $900.0 million during the third quarter, at an average price of $1,357 per share. At the end of the third quarter, the Company had $1.3 billion remaining under its current share repurchase authorization.

The Company’s inventory increased 5.1% over the same period last year, driven by new stores and improved product assortment. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was negative $167 thousand versus negative $56 thousand last year and negative $93 thousand last quarter.

“We are very proud to report another quarter of exceptionally strong same store sales and earnings growth. The AutoZone team has done a wonderful job of managing, and leading, throughout this pandemic. While our DIY business was again very strong this quarter, our Commercial business’ 44% sales growth stood out as exceptional. The investments we are making in Commercial pricing, service and assortment are strengthening our competitive position in this large, fragmented market. We intend to accelerate our Company’s historical Commercial growth rate as we increase our penetration in this market. While we understand sales trends will slow, we must work diligently during this fourth quarter to maintain the share gains we have achieved. As always, we cannot take anything for granted, but we remain excited about the ongoing sales opportunities in front of us. Additionally, we remain committed to investing appropriately in a safe and productive environment for our customers and AutoZoners. As we opportunistically invest capital in our business, we remain committed to our disciplined approach of increasing operating earnings and cash flow, and of utilizing our balance sheet and capital effectively,” said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended May 8, 2021, AutoZone opened 25 new stores and closed one store in the U.S. and opened seven stores in Mexico and one store in Brazil. As of May 8, 2021, the Company had 5,975 stores in the U.S., 635 in Mexico and 47 in Brazil for a total store count of 6,657.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the Americas. Each AutoZone store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations and public sector accounts. We also have commercial programs in all stores in Mexico and Brazil. AutoZone also sells the ALLDATA brand diagnostic and repair software through www.alldata.com and www.alldatadiy.com. Additionally, we sell automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com and our commercial customers can make purchases through www.autozonepro.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, May 25, 2021, beginning at 10:00 a.m. (EDT) to discuss its third quarter results. This call is being web cast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com and clicking on Investor Relations. Investors may also listen to the call by dialing (877) 407-8031. In addition, a telephone replay will be available by dialing (203) 369-1211 through June 25, 2021, 11:59 pm (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could,” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand; energy prices; weather; competition; credit market conditions; cash flows; access to available and feasible financing; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; the impact of public health issues, such as the ongoing global coronavirus pandemic; inflation; the ability to hire, train and retain qualified employees; construction delays; the compromising of confidentiality, availability or integrity of information, including cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damages to our reputation; challenges in international markets; failure or interruption of our information technology systems; origin and raw material costs of suppliers; disruption in our supply chain; impact of tariffs; anticipated impact of new accounting standards; and business interruptions. Certain of these risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Company’s Annual Report on Form 10-K for the year ended August 29, 2020, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the “Risk Factors” could materially and adversely affect our business. However, it should be understood that it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: David McKinney at (901) 495-7951, david.mckinney@autozone.com

AutoZone's 3rd Quarter Highlights - Fiscal 2021

Condensed Consolidated Statements of Operations
3rd Quarter, FY2021
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	May 8, 2021	May 9, 2020(2)

Net sales	$3,651,023	$2,779,299
Cost of sales	1,736,077	1,288,651
Gross profit	1,914,946	1,490,648
Operating, SG&A expenses	1,111,441	998,975
Operating profit (EBIT)	803,505	491,673
Interest expense, net	45,026	47,450
Income before taxes	758,479	444,223
Income taxes(1)	162,315	101,327
Net income	$596,164	$342,896
Net income per share:
Basic	$27.15	$14.66
Diluted	$26.48	$14.39
Weighted average shares outstanding:
Basic	21,956	23,386
Diluted	22,515	23,828

(1)The twelve weeks ended May 8, 2021 and the comparable prior year period include $16.0M and $1.1M in tax benefits from stock option exercises, respectively

(2)The twelve weeks ended May 9, 2020 were negatively impacted by approximately $75M (pre-tax) of pandemic related expenses, including Emergency Time-Off

Year-To-Date 3rd Quarter, FY2021
(in thousands, except per share data)
	GAAP Results
	36 Weeks Ended	36 Weeks Ended
	May 8, 2021(2)	May 9, 2020(2)

Net sales	$9,716,101	$8,085,999
Cost of sales	4,566,155	3,728,221
Gross profit	5,149,946	4,357,778
Operating, SG&A expenses	3,249,449	2,958,144
Operating profit (EBIT)	1,900,497	1,399,634
Interest expense, net	137,217	135,528
Income before taxes	1,763,280	1,264,106
Income taxes(1)	378,737	271,591
Net income	$1,384,543	$992,515
Net income per share:
Basic	$61.24	$42.04
Diluted	$59.80	$41.08
Weighted average shares outstanding:
Basic	22,609	23,610
Diluted	23,154	24,160

(1)The thirty-six weeks ended May 8, 2021 and the comparable prior year period include $35.2M and $17.6M in tax benefits from stock option exercises, respectively

(2)The thirty-six weeks ended May 8, 2021 and the comparable prior year period were negatively impacted by pandemic related expenses, including Emergency Time-Off of approximately $46M (pre-tax) and $75M (pre-tax), respectively

Selected Balance Sheet Information
(in thousands)
	May 8, 2021	May 9, 2020	August 29, 2020
Cash and cash equivalents	$975,646	$509,118	$1,750,815
Merchandise inventories	4,665,477	4,440,602	4,473,282
Current assets	6,224,396	5,397,993	6,811,872
Property and equipment, net	4,683,149	4,384,586	4,509,221
Operating lease right-of-use assets	2,694,846	2,613,849	2,581,677
Total assets	14,137,946	12,902,131	14,423,872
Accounts payable	5,778,222	4,806,329	5,156,324
Current liabilities	7,013,249	5,769,076	6,283,091
Operating lease liabilities, less current portion	2,594,506	2,481,280	2,501,560
Total debt	5,267,896	5,418,272	5,513,371
Stockholders' deficit	(1,763,392)	(1,632,736)	(877,977)
Working capital	(788,853)	(371,083)	528,781

AutoZone's 3rd Quarter Highlights - Fiscal 2021

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)		Trailing 4 Quarters
		May 8, 2021	May 9, 2020
Net income		$2,125,000	$1,557,744
Add: Interest expense		202,854	196,724
Income tax expense		590,688	425,941
EBIT		2,918,542	2,180,409

Add: Depreciation and amortization		403,395	390,954
Rent expense(1)		339,193	335,794
Share-based expense		50,645	43,977
EBITDAR		$3,711,775	$2,951,134

Debt		$5,267,896	$5,418,272
Financing lease liabilities		228,597	184,276
Add: Rent x 6(1)		2,035,158	2,014,764
Adjusted debt		$7,531,651	$7,617,312

Adjusted debt to EBITDAR		2.0	2.6

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
		Trailing 4 Quarters
		May 8, 2021	May 9, 2020
Net income		$2,125,000	$1,557,744
Adjustments:
Interest expense		202,854	196,724
Rent expense(1)		339,193	335,794
Tax effect(2)		(118,167)	(114,492)
Adjusted after-tax return		$2,548,880	$1,975,770

Average debt(3)		$5,446,162	$5,303,066
Average stockholders' deficit(3)		(1,364,932)	(1,684,662)
Add: Rent x 6(1)		2,035,158	2,014,764
Average financing lease liabilities(3)		227,061	184,286
Invested capital		$6,343,449	$5,817,454

Adjusted After-Tax ROIC		40.2%	34.0%

(1) The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the trailing four quarters ended May 8, 2021 and May 9, 2020 (in thousands):

Total lease cost, per ASC 842, for the trailing four quarters ended May 8, 2021			$421,750
Less:	Financing lease interest and amortization		(55,725)
Less:	Variable operating lease components, related to insurance and common area maintenance		(26,832)
Rent expense for the trailing four quarters ended May 8, 2021			$339,193

Total lease cost, per ASC 842, for the 36 weeks ended May 9, 2020			$286,626
Less:	Financing lease interest and amortization		(42,172)
Less:	Variable operating lease components, related to insurance and common area maintenance		(17,127)
Rent expense for the 36 weeks ended May 9, 2020			$227,327
Add:	Rent expense for the 17 weeks ended August 31, 2019 as previously reported prior to the adoption of ASC 842		108,467
Rent expense for the trailing four quarters ended May 9, 2020			$335,794

(2) Effective tax rate over trailing four quarters ended May 8, 2021 and May 9, 2020 is 21.8% and 21.5%, respectively
(3)All averages are computed based on trailing 5 quarter balances

Other Selected Financial Information
(in thousands)
		May 8, 2021	May 9, 2020
Cumulative share repurchases ($ since fiscal 1998)		$24,832,432	$22,354,110
Remaining share repurchase authorization ($)		1,317,568	795,890

Cumulative share repurchases (shares since fiscal 1998)		149,696	147,696

Shares outstanding, end of quarter		21,620	23,348

		12 Weeks Ended	12 Weeks Ended	36 Weeks Ended	36 Weeks Ended
		May 8, 2021	May 9, 2020	May 8, 2021	May 9, 2020

Depreciation and amortization		$94,017	$91,695	$278,044	$272,115

Capital spending		137,009	83,325	375,653	273,888

AutoZone's 3rd Quarter Highlights - Fiscal 2021
Selected Operating Highlights
Condensed Consolidated Statements of Operations

Store Count & Square Footage

	12 Weeks Ended		12 Weeks Ended		36 Weeks Ended	36 Weeks Ended
	May 8, 2021		May 9, 2020		May 8, 2021	May 9, 2020
Domestic:
Beginning stores	5,951		5,815		5,885	5,772
Stores opened	25		21		91	64
Stores closed	(1)		-		(1)	-
Ending domestic stores	5,975		5,836		5,975	5,836
			.
Relocated stores	6		1		11	1

Stores with commercial programs	5,107		4,950		5,107	4,950

Square footage (in thousands)	39,175		38,223		39,175	38,223

Mexico:
Beginning stores	628		608		621	604
Stores opened	7		2		14	6
Ending Mexico stores	635		610		635	610

Brazil:
Beginning stores	46		38		43	35
Stores opened	1		-		4	3
Ending Brazil stores	47		38		47	38

Total	6,657		6,484		6,657	6,484

Square footage (in thousands)	44,253		43,045		44,253	43,045
Square footage per store	6,648		6,639		6,648	6,639

Sales Statistics
($ in thousands, except sales per average square foot)
	12 Weeks Ended		12 Weeks Ended		Trailing 4 Quarters	Trailing 4 Quarters(1)
Total AutoZone Stores (Domestic, Mexico and Brazil)	May 8, 2021		May 9, 2020		May 8, 2021	May 9, 2020
Sales per average store	$541		$421		$2,134	$1,856
Sales per average square foot	$81		$63		$321	$280

Total Auto Parts (Domestic, Mexico and Brazil)
Total auto parts sales	$3,590,281		$2,724,604		$14,024,674	$11,849,892
% Increase vs. LY	31.8%		-0.3%		18.4%	5.5%

Domestic Commercial
Total domestic commercial sales	$828,569		$573,786		$3,138,398	$2,638,710
% Increase vs. LY	44.4%		-6.7%		18.9%	9.6%

Average sales per program per week	$13.5		$9.7		$12.0	$10.2
% Increase vs. LY	39.2%		-9.3%		17.6%	5.2%

All Other, including ALLDATA
All other sales	$60,742		$54,695		$237,395	$224,542
% Increase vs. LY	11.1%		7.0%		5.7%	8.7%

(1)Fiscal 2019 results include an additional week of sales of approximately $234.5M for Total Auto Parts, $51.3M for Domestic Commercial and $4.1M for All Other. Sales per average store and sales per average square foot benefited from the additional week by $37K and $6K, respectively

	12 Weeks Ended		12 Weeks Ended		36 Weeks Ended	36 Weeks Ended
	May 8, 2021		May 9, 2020		May 8, 2021	May 9, 2020
Domestic same store sales	28.9%		(1.0%)		19.0%	0.5%

Inventory Statistics (Total Stores)
	as of		as of
	May 8, 2021		May 9, 2020
Accounts payable/inventory	123.9%		108.2%

($ in thousands)
Inventory	$4,665,477		$4,440,602
Inventory per store	701		685
Net inventory (net of payables)	(1,112,745)		(365,727)
Net inventory / per store	(167)		(56)

	Trailing 5 Quarters
	May 8, 2021		May 9, 2020
Inventory turns	1.5	x	1.3	x